                                                                    EXHIBIT 99.1

                                                                           NYFIX

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
WWW.NYFIX.COM

 NYFIX TO DELAY FILING OF ITS SECOND QUARTER 2005 QUARTERLY REPORT ON FORM 10-Q

STAMFORD, CT, AUGUST 9, 2005: NYFIX, INC. (NASDAQ: NYFX), A LEADER IN TECHNOLOGY
SOLUTIONS for the financial marketplace,  today announced that it will delay the filing of its Second Quarter 2005 Quarterly  Report on Form 10-Q for the quarter ended June 30, 2005  currently due August 9, 2005.  The delay is a result of the
Company's review of the information  relating to its stock option grants and the related  restatements of its financial  statements,  filed on June 30, 2005. The review was prompted by questions  raised by Deloitte & Touche LLP, the Company's independent registered public accounting firm, to the Company's Audit Committee.
As previously reported by the Company, the SEC has initiated an inquiry into the
Company's  granting  of stock  options.  The  Company,  as directed by the Audit
Committee, is working as expeditiously as possible to complete its review.

ABOUT NYFIX, INC.

NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate redundant data centers in the northeastern  United States with additional data center hubs in London,  Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com.

THIS  PRESS  RELEASE  CONTAINS  CERTAIN  FORWARD-LOOKING  STATEMENTS  WITHIN THE
MEANING OF SECTION 27A OF THE  SECURITIES  ACT OF 1933, AS AMENDED,  AND SECTION
21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE
COVERED BY THE SAFE HARBORS  CREATED  THEREBY.  INVESTORS ARE CAUTIONED THAT ALL
FORWARD-LOOKING  STATEMENTS  INVOLVE RISKS AND  UNCERTAINTY,  INCLUDING  WITHOUT
LIMITATION,  THE  ABILITY OF THE  COMPANY TO MARKET AND  DEVELOP  ITS  PRODUCTS.
ALTHOUGH   THE   COMPANY   BELIEVES   THAT  THE   ASSUMPTIONS   UNDERLYING   THE
FORWARD-LOOKING   STATEMENTS  CONTAINED  HEREIN  ARE  REASONABLE,   ANY  OF  THE
ASSUMPTIONS COULD BE INACCURATE,  AND THEREFORE,  THERE CAN BE NO ASSURANCE THAT
THE  FORWARD-LOOKING  STATEMENTS INCLUDED IN THIS PRESS RELEASE WILL PROVE TO BE
ACCURATE.   IN  LIGHT  OF  THE   SIGNIFICANT   UNCERTAINTIES   INHERENT  IN  THE
FORWARD-LOOKING  STATEMENTS  INCLUDED HEREIN,  THE INCLUSION OF SUCH INFORMATION
SHOULD NOT BE REGARDED AS A  REPRESENTATION  BY THE COMPANY OR ANY OTHER  PERSON
THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.